EXHIBIT 3.3(b)

                                PENVEST, INC.

                      ADOPTION OF BYLAWS AND SELECTION
                     OF DIRECTORS BY WRITTEN INSTRUMENT


      This document is executed by and on behalf of Upper Peninsula Energy Corporation, a Michigan corporation, as the sole shareholder and incorporator of PENVEST, INC., a Michigan corporation, pursuant to Section 223 of the Michigan Business Corporation Act (1972 PA 284, MCLA 450.1223) in lieu of a formal meeting of incorporator for the purpose of adopting bylaws and selecting directors of PENVEST, INC.

ADOPTION OF BYLAWS

      RESOLVED, that bylaws in the form attached hereto as Exhibit A, be, and the same are, hereby adopted as the bylaws of PENVEST, INC.

SELECTION OF DIRECTORS

      RESOLVED, that each of the following persons are hereby selected as directors of PENVEST, INC. to serve until the first annual meeting of shareholders of PENVEST, INC. and until their respective successors are duly elected and qualified:

         Clarence R. Fisher
         Burton C. Arola
         Neil D. Nelson

      IN WITNESS WHEREOF, Upper Peninsula Energy Corporation, sole shareholder and incorporator, has caused this instrument to be executed by its duly authorized officer as of the 20th day of October, 1995.

      UPPER PENINSULA ENERGY CORPORATION,
a Michigan corporation




By   /s/ Clarence R. Fisher
   -----------------------------------------
   Clarence R. Fisher, Chairman of the Board
                and President



                                   BYLAWS
                                     OF
                                PENVEST, INC.

                                  ARTICLE I

                                   OFFICES

      Penvest, Inc. (Company) shall maintain a principal office in the State of Michigan, as required by law.

                                 ARTICLE II

                                    SEAL

      The Company shall have no corporate seal.

                                 ARTICLE III

                          MEETINGS OF SHAREHOLDERS

      Section 1. Place. Meetings of the shareholders of the Company shall be held at such place either within or without the State of Michigan as may, from time to time, be designated by the Board of Directors and stated in the notice of meeting.

      Section 2. Annual Meeting. Commencing in 1996, an annual meeting of the shareholders of the Company shall be held each year on the fourth Tuesday in April (or if that be a legal holiday, then on the next business day) for the election of directors and for the transaction of such other business as may be brought before the meeting.

      Section 3. Special Meetings. Special meetings of the shareholders may be called on the order of the Chairman of the Board, the President, a Vice President, or of a majority of the Board of Directors.

      Section 4. Notice. Written notice of all meetings of the shareholders shall be mailed to, or delivered to, each shareholder not less than ten (10) nor more than sixty (60) days prior to the meeting. Notice of any meeting shall state in general terms the purposes for which the meeting is to be held.

      Section 5. Quorum. The holders of a majority of the issued and outstanding shares of the capital stock of the Company entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the shareholders, except as may otherwise be provided by law, by the Articles of Incorporation or by these Bylaws. The shareholders present in person, or by proxy, at such meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If there be less than a quorum, the holders of a majority of the stock so present or represented may adjourn the meeting from time to time.

      Section 6. Voting. At all meetings of the shareholders, every registered owner of shares entitled to vote may vote in person or by proxy and shall have one vote for each such share standing in his name on the books of the Company. The Board of Directors, in advance of a shareholders' meeting, may appoint one or more inspectors to act at the meeting or any adjournment thereof. The inspectors shall perform such duties and shall make such determinations as are prescribed by law.

      Section 7. Chairman of the Meeting. The Chairman of the Board or, in his absence, the President or, in the President's absence, a Vice President shall preside at all meetings of the shareholders; and, in the absence of all of the same, the Board of Directors may appoint any shareholder to act as chairman of the meeting.

      Section 8. Secretary of Meeting. The Secretary of the Company shall act as secretary of all meetings of the shareholders; and, in his absence, the chairman may appoint any person to act as secretary of the meeting.

      Section 9. Shareholder Action Taken Without Meeting. Any action required or permitted by law to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted.

      Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who have not consented in writing.

                                 ARTICLE IV

                             BOARD OF DIRECTORS

      Section 1. Management of Company. The property, business, and affairs of the Company shall be managed and controlled by its Board of Directors.

      Section 2. Number, Classification and Term of Office. The number of Directors shall be not less than three (3) nor more than seven (7), at the discretion of the Board of Directors. Directors need not be shareholders of the Company. The first Board of Directors of this corporation shall hold office until the first annual shareholders' meeting to be held in 1996 and thereafter until the annual meeting of shareholders held each subsequent year. Directors shall hold office for the term of one year, and/or until their successors are elected and qualified.

      Section 3. Vacancy. Whenever any vacancy shall occur in the Board of Directors, by reason of death, resignation, or increase in the number of directors or otherwise, it may be filled by a majority of the remaining directors, through less than a quorum, for the balance of the term.

      Section 4. Annual Meeting. The annual meeting of the Board of Directors, of which no notice shall be necessary, shall be held immediately following the annual meeting of shareholders, or any adjournment thereof, for the purpose of the organization of the Board of Directors and the election or appointment of officers for the ensuing year and for the transaction of such other business as may conveniently and properly be brought before such meeting.

      Section 5. Regular Meetings. Regular meetings of the Board of Directors shall be held at such dates, hours and places as may, from time to time, be fixed by the Board of Directors.

      Section 6. Special Meetings. Special meetings of the Board of Directors may be called by any director. The Secretary shall give notice of the time, place, and purpose or purposes of each special meeting by mailing the same at least two days before the meeting or by telephoning or telegraphing the same at least one day before the meeting to each director.

      Section 7. Conduct of Meetings. At meetings of the Board of Directors, the Chairman of the Board, or, in his absence, the President, or a designated Vice President shall preside. A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business, but less than a quorum may adjourn any meeting from time to time until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice. At any meeting at which every director shall be present, even though without any notice, any business may be transacted.

      Section 8. Compensation. The directors shall receive such compensation for their services as directors and as members of any committee appointed by the Board of Directors as may be prescribed by the Board of Directors.

      Section 9. Manifestation of Dissent. A director of the Company who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken, unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Company immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

                                  ARTICLE V

                                 COMMITTEES

      Section 1. Committees. The Board of Directors may appoint from among its own members such committees as the Board of Directors may determine, which shall consist of one or more directors, and which shall have such powers and duties as shall, from time to time, be prescribed by the Board of Directors. The Chairman of the Board shall be a member ex officio of each committee appointed by the Board of Directors, unless otherwise directed by the Board of Directors.

      Section 2. Rules of Procedure. A majority of members of any committee may fix its rules of procedure. All action by any committee shall be reported to the Board of Directors at a meeting succeeding such action and shall be subject to revision, alteration, and approval by the Board of Directors; provided that no rights or acts of third parties shall be affected by any such revision or alteration.

                                 ARTICLE VI

                                  OFFICERS

      Section 1. Elections. The Board of Directors shall elect a Chairman of the Board and a President from its own number and such Vice Presidents (who may or may not be directors) as in the opinion of the Board of Directors the business of the Company requires, a Treasurer and a Secretary; and, it shall elect or appoint, from time to time, such other or additional officers as in its opinion are desirable for the conduct of the business of the Company. Any two or more offices may be held by the same person.

      Section 2. Removal. In its discretion, the Board of Directors, by the vote of a majority of the whole Board of Directors, may leave unfilled for any such period as it may fix by resolution, any office, except those of the Chairman of the Board, President, Treasurer, and Secretary. Any officer or agent shall be subject to removal at any time by the affirmative vote of a majority of the whole Board of Directors. Any officer, agent, or employee, other than officers appointed by the Board of Directors, shall hold office at the discretion of the officer appointing them.

      Section 3. Duties of the Chairman of the Board. The Chairman of the Board shall be the Chief Executive Officer of the Company and, as such, shall have supervision of its policies, business and affairs, and such other powers and duties as are commonly incident to the office of Chief Executive Officer. He shall preside at the meetings of the Board of Directors and may call meetings of the Board of Directors and of any committee thereof, whenever he deems it necessary, and he shall call to order and act as chairman of all meetings of the shareholders of the Company. He may sign, execute, and deliver in the name of the Company, powers of attorney, contracts, bonds, and other obligations and shall perform such other duties as may be prescribed, from time to time, by the Board of Directors or by the Bylaws. He may appoint officers, agents, or employees other than those appointed by the Board of Directors.

      Section 4. President. The President shall be the Chief Operating Officer of the Company. He shall exercise such duties as customarily pertain to the office of President and Chief Operating Officer and shall have general and active supervision over the property, business, and affairs of the Company and over its several officers and shall have such other duties as shall be delegated by the Chairman of the Board. He may sign, execute, and deliver in the name of the Company, powers of attorney, contracts, bonds, and other obligations and shall perform such other duties as may be prescribed, from time to time, by the Board of Directors or by the Bylaws. In the absence or disability of the Chairman of the Board, the President shall perform the duties and exercise the powers of the Chairman of the Board.

      Section 5. Vice Presidents. The Vice Presidents shall have such powers and perform such duties as may be assigned to them by the Board of Directors or the Chairman of the Board or by the President. In the absence or disability of the President and the Vice President (or if more than one, the Vice President designated by the Board of Directors to act for the President) shall perform the duties and exercise the powers of the President. A Vice President may sign and execute contracts and other obligations pertaining to the regular course of his duties.

      Section 6. Treasurer. The Treasurer shall have general custody of all the funds and securities of the Company and have general supervision of the collection and disbursement of funds of the Company. He shall endorse, on behalf of the Company, for collection checks, notes, and other obligations, and shall deposit the same to the credit of the Company in such bank or banks or depositories as the Board of Directors may designate. He may sign with the Chairman of the Board or the President, or such other person or persons as may be designated for the purpose by the Board of Directors all bills of exchange or promissory notes of the Company. He shall enter, or cause to be entered, regularly in the books of the Company full and accurate account of all moneys received and paid by him on account of the Company; shall, at all reasonable times, exhibit his books and accounts to any director of the Company upon application at the office of the Company during business hours; and, whenever required by the Board of Directors or the Chairman of the Board or the President, shall render a statement of his accounts. He shall be responsible to the Board of Directors and to the Chairman of the Board and to the President for all financial control and internal audit of the Company and the subsidiaries.
He shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the Bylaws.

      Section 7. Secretary. The Secretary shall keep the minutes of all meetings of the shareholders and of the Board of Directors, and to the extent ordered by the Board of Directors, or the Chairman of the Board or the President, the minutes of meetings of all committees. He shall cause notice to be given of meetings of shareholders, of the Board of Directors, and of any committee appointed by the Board of Directors. He shall have general charge of the records, documents, and papers of the Company not pertaining to the performance of the duties vested in other officers, which shall, at all reasonable times, be open to the examination of any director. He may sign or execute contracts with the Chairman of the Board or the President or a Vice President thereunto authorized in the name of the Company. He shall perform such other duties as may be prescribed, from time to time, by the Board of Directors or by the Bylaws.

      Section 8. Bank Accounts. Bank accounts shall be authorized by resolution of the Board of Directors.

      Section 9. Vacancies. In case any office shall become vacant, the Board of Directors shall have power to fill such vacancies. In case of the absence or disability of any officer, the Board of Directors may delegate the powers or duties of any officer to another officer or a director for the time being.

      Section 10. Exercise of Rights as Shareholders. Unless otherwise ordered by the Board of Directors, the Chairman of the Board, the President or a Vice President thereunto duly authorized by the Chairman of the Board shall have full power and authority on behalf of the Company to attend and to vote at any meeting of shareholders of any corporation in which this Company may hold stock, and may exercise on behalf of this Company any and all of the rights and powers incident to the ownership of such stock at any such meeting, and shall have power and authority to execute and deliver proxies and consents on behalf of this Company in connection with the exercise by this Company of the rights and powers incident to the ownership of such stock. The Board of Directors, from time to time, may confer like powers upon any other person or persons.

                                 ARTICLE VII

                                CAPITAL STOCK

      Section 1. Stock Certificates. Certificates for stock of the Company shall be in such form as the Board of Directors may, from time to time, prescribe and shall be signed by the Chairman of the Board or the President or a Vice President and the Secretary or an Assistant Secretary. If certificates are countersigned by a Transfer Agent (other than the Company or its employee), the signatures of the officers of the Company may be facsimile.

      Section 2. Transfer Agent. The Board of Directors shall have power to appoint one or more Transfer Agents and Registrars for the transfer and registration of certificates of stock of any class, and may require that stock certificates shall be countersigned and registered by one or more of such Transfer Agents and Registrars.

      Section 3. Transfer of Stock. Shares of capital stock of the Company shall be transferable on the books of the Company only by the holder of record thereof in person or by a duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares.

      Section 4. Lost Certificates. In case any certificate for the capital stock of the Company shall be lost, stolen, or destroyed, the Company may require such proof of the fact and such indemnity to be given to it and to its Transfer Agent and Registrar, if any, as shall be deemed necessary or advisable by it.

      Section 5. Holder of Record. The Company shall be entitled to treat the holder of record of any share or shares of stock as the holder thereof in fact and shall not be bound to recognize any equitable or other claim to, or interest in, such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

      Section 6. Record Date for Determination of Shareholders. The Board of Directors may, in its discretion, for the purpose of determining shareholders entitled to notice of, and to vote at, a meeting of shareholders or any adjournment thereof, or to express consent or dissent from a proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of a dividend or allotment of a right, or for the purpose of any other action, may fix in advance a date as the record date for any such determination of shareholders. The record date shall not be more than sixty (60) nor less than the ten (10) days before the date of the meeting, nor more than sixty (60) days before any other action. When a determination of shareholders of record entitled to notice of, or to vote at, a meeting of shareholders has been made as provided in this Section 6, the determination applies to any adjournment of the meeting, unless the Board of Directors fixes a new record date under this Section 6 for the adjourned meeting.

                                ARTICLE VIII

                                MISCELLANEOUS

      Section 1. Fiscal Year. The Board of Directors shall have power to fix, and from time to time change, the fiscal year of the Company. Unless otherwise fixed by the Board of Directors, the calendar year shall be the fiscal year.

      Section 2. Waiver of Notice. Any notice required to be given under the provisions of these Bylaws, or otherwise, may be waived by the shareholder, director, or officer to whom such notice is required to be given.

      Section 3. Indemnification. Directors and officers of the corporation and former directors and officers, their heirs, executors and administrators, shall be entitled to indemnification by the corporation to the extent and under the circumstances permitted by law, including, where permitted and upon any undertaking required, payment in advance of expenses incurred in defending a civil or criminal action.

                                 ARTICLE IX

                                 AMENDMENTS

      The shareholders entitled to vote may alter, amend, add to or repeal these Bylaws.